UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 11, 2020

RED ROCK RESORTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37754	47-5081182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1505 South Pavilion Center Drive, Las Vegas, Nevada 89135

(Address of Principal Executive Offices) (Zip Code)

702-495-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	RRR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On May 11, 2020, Red Rock Resorts, Inc. (“the Company”) issued a press release announcing its plan to report financial results for the first quarter of 2020 on Tuesday, May 19, 2020, and to host a conference call for investors and interested parties on the same day at 1:30 p.m. Pacific time to discuss the results. The press release is included as Exhibit 99.1.

In addition, on March 25, 2020, pursuant to Section 36 of the Securities Exchange Act of 1934 (the “Exchange Act”), the U.S. Securities and Exchange Commission issued Order Release No. 34-88465 (the “Order”) granting registrants exemptions to certain provisions of the Exchange Act and the rules thereunder related to certain reporting requirements, including the reporting requirements of Sections 13(a) or 15(d) of the Exchange Act, due to circumstances related to the coronavirus (“COVID-19”) pandemic. The Company will be relying on the Order to delay the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Form 10-Q”) due to circumstances related to COVID-19. The need to address the immediate and evolving impacts of COVID-19 on the Company’s business and operations has slowed the Company’s normal quarterly close and financial reporting and review processes related to its Form 10-Q, and the Company expects to briefly delay its filing. The Company currently expects to file its Form 10-Q by May 20, 2020.

In addition, in further reliance on the Order, the Company is supplementing the risk factors previously disclosed in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Annual Report”) with the following risk factors, which should be read in conjunction with the other risk factors presented in the 2019 Annual Report.

The COVID-19 outbreak has resulted in the temporary closure of our casino properties, which has negatively impacted our results of operations, cash flows and liquidity. Such negative impacts could continue for an extended period of time and may worsen.

On March 13, 2020, in response to the COVID-19 pandemic the United States government declared a national state of emergency. In an effort to help control the spread of COVID-19, public health officials implemented social distancing and sheltering-in-place requirements and, on March 17, 2020, Nevada Governor Steve Sisolak ordered the temporary closure of all casinos in the State of Nevada. As a result, all of our properties have been closed since March 18, 2020.

While the closure of our casino properties is expected to be temporary, we cannot estimate the impact of the COVID-19 pandemic on our future financial results or cash flows, in part due to our inability to reasonably estimate the duration of the closure of our properties and the range of factors that will influence our results of operations once our properties reopen. At such time as is permitted by government authorities, we expect that we will initially reopen Red Rock, Green Valley Ranch, Santa Fe Station, Boulder Station, Palace Station and Sunset Station as well as our Wildfire properties and assess the performance of such properties before reopening our remaining properties. Some portion of our properties may remain closed for an extended period even if they are permitted to reopen under applicable governmental regulations and directives. Our future financial results and cash flows will be impacted by a number of factors that are beyond our control, including the duration and extent of shelter-in-place and social distancing measures, the impact of such measures on our ability to reopen and operate our casinos profitably and our ability to adjust our cost structure to mitigate the impact of the COVID-19 pandemic on our business and results of operations. Government and health authorities may implement new or extend existing restrictions, impose restrictions on travel and business operations and advise or require individuals to limit time spent outside of their homes, further delaying or interrupting our business. In addition, we anticipate that social distancing measures will result in new restrictions on our operations following the time that our casinos reopen, requiring a reconfiguration of our gaming floor to limit the number of customers present in our facilities or within certain areas and reduced gaming operations, implementation of additional health and safety measures such as enhanced cleaning protocols, temperature checks and use of face masks, restrictions on hotel, food and beverage outlets and limits on concerts, conventions or special events that would otherwise attract customers to our properties.

COVID-19 has materially adversely affected the economy and financial markets of the United States and the world and has resulted in widespread unemployment in the United States. We are particularly sensitive to downturns in the economy and the associated impact on discretionary spending on leisure activities which bring demand for casino hotel properties such as ours. We also expect that visitation to our casino hotel properties will be impacted by travel restrictions or warnings and consumer concerns about visiting public places. The duration and impact of the economic downturn, widespread unemployment and consumer fears on overall customer demand and on our properties cannot reasonably be determined but may be protracted and could have a material adverse impact on our business and results of operations.

In addition, future outbreaks of COVID-19 or other public health emergencies may result in the implementation of additional social distancing measures that could cause future closures of our casinos and disruption to our business. Such future disruption could have a material adverse effect on our business, results of operations, financial condition and cash flows.

The impact of the COVID-19 pandemic may also have the effect of exacerbating many of the other risks described in our Annual Report on Form 10-K for the year ended December 31, 2019. As a result of the foregoing, we cannot predict the ultimate scope, duration and impact that the COVID-19 pandemic will have on our results of operations, but we expect that it will continue to have a material impact on our business, financial condition, liquidity, results of operations (including revenues and profitability) and stock price.

As a result of the COVID-19 pandemic, we have implemented aggressive cost reduction and efficiency improvement measures, which could adversely affect the loyalty of our guests and our ability to attract and retain employees.

We have taken steps to reduce our operating costs and improve efficiencies, including implementing staffing reductions that affect approximately 39% of our full-time work force, as a result of our property closures and the ongoing uncertainty surrounding the COVID-19 pandemic, and we may undertake additional steps in the future. Such steps may harm our reputation by adversely impacting guest loyalty and our ability to attract and retain employees. When the COVID-19 pandemic subsides, we may experience difficulties in resuming normal operations if employees impacted by our staffing reductions find new employment or elect not to return to work with us.

Our ability to remain in compliance with our covenants contained in the agreements governing our indebtedness and our liquidity may be negatively impacted by the COVID-19 pandemic, measures implemented to curtail its spread, and changes in the economy, discretionary spending and consumer confidence.

We rely on our casino operations as a primary source of income and operating cash flows to remain in compliance with covenants contained in the documents governing our outstanding indebtedness. At March 31, 2020 we were in compliance with such covenants; however, our ability to remain in compliance with the covenants contained in such agreements may be negatively impacted if the COVID-19 pandemic, measures implemented to curtail its spread, and changes in the economy, discretionary spending and consumer confidence have a protracted negative effect on our business . Failure to satisfy such debt covenants would require us to seek waivers or amendments of the such covenants. If we are unable to obtain such waivers or amendments, our creditors would be entitled to exercise remedies under the documents governing such obligations, including acceleration of the outstanding principal amount of such indebtedness. In addition, while we believe that our cash on hand will be sufficient to provide liquidity to meet our obligations during the current period that our operations are impacted by the COVID-19 pandemic, a protracted period of closure of our casinos or a failure of our business to return to expected levels upon the reopening of our casinos could impact our ability to make required payments under our outstanding indebtedness or other obligations. In addition, we may be unable to raise additional debt or equity financing to provide liquidity if the COVID-19 pandemic, measures implemented to curtail its spread, and changes in the economy, discretionary spending and consumer confidence have a protracted negative effect on our business.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by their use of words such as “will”, “might”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “would”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “pursue”, “should”, “may” and “assume”, or the negative thereof, as well as variations of such words and similar expressions referring to the future. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Certain important factors, including but not limited to, financial market risks, could cause our actual results to differ materially from those expressed in our forward-looking statements. Further information on potential factors which could affect our financial condition, results of operations and business includes, without limitation, the extent and duration of the impact of the COVID-19 pandemic on the Company’s business, financial results and liquidity; the duration of the closure of the Company’s properties; the impact and cost of new operating procedures expected to be implemented upon re-opening of the Company’s properties; the impact of actions that the Company has undertaken to reduce costs and improve efficiencies to mitigate losses as a result of the COVID-19 pandemic; the impact of the COVID-19 pandemic, and resulting unemployment and changes in general economic conditions on discretionary spending and consumer demand; the impact of our substantial indebtedness; the effects of local and national economic, credit and capital market conditions on consumer spending and the economy in general, and on the gaming and hotel industries in particular; the effects of competition, including locations of competitors and operating and market competition; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies (including the current government-mandated property closures); risks associated with construction projects, including disruption of our operations, shortages of materials or labor, unexpected costs, unforeseen permitting or regulatory issues and weather; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; acts of war or terrorist incidents or natural disasters; risks associated with the collection and retention of data about our customers, employees, suppliers and business partners; and other risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in the Company’s other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this document are made based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed herewith this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release dated May 11, 2020.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROCK RESORTS, INC.

Date: May 11, 2020	By:	/s/ Stephen L. Cootey
Stephen L. Cootey
Executive Vice President, Chief Financial Officer and Treasurer